UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2007
UTIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50589	75-2340624
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 New England Executive Park, Suite 610, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 229-2589
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.
     On July 30, 2007, Vitale, Caturano & Company, Ltd. (“Vitale”) notified Utix Group, Inc. (the “Company”) that it will resign as the Company’s independent registered public accountant effective July 30, 2007.
     The reports of Vitale regarding the Company’s financial statements for the fiscal years ended September 30, 2006 and September 30, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not have any disagreement with Vitale on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Vitale, would have caused Vitale to make reference thereto in their reports on the Company’s financial statements for such periods. In addition, there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.
     The Audit Committee of the Company’s Board of Directors did not request Vitale’s resignation and the Company has begun interviewing accounting firms to serve as the Company’s independent accountant following Vitale’s discontinuation of service.
     Vitale was provided a copy of the above disclosures and was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.
     Upon receipt of Vitale’s letter to the Securities and Exchange Commission, the Company will file it as an exhibit to an amendment of this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utix Group, Inc.
By:	/s/ Anthony G. Roth
Anthony G. Roth
President and Chief Executive Officer

DATE: August 3, 2007